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
                                                            Exhibit 12.1


                             Boston Edison Company
              Computation of Ratio of Earnings to Fixed Charges
                    Twelve Months Ended September 30, 1995
                                (in thousands)


Net income from continuing operations               $129,753

Income taxes                                          76,864

Fixed charges                                        129,701
                                                    --------
     Total                                          $336,318
                                                    ========
Interest expense                                    $119,679
Interest component of rentals                         10,022
                                                    --------
     Total                                          $129,701
                                                    ========
Ratio of earnings to fixed charges                      2.59
                                                        ====

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